Exhibit 99.1
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  Bond Trust Deed                              ARMS II GLOBAL FUND 2
    Schedule 8                          BONDHOLDERS REPORT SUMMARY 2003-2004
     Reference
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
                    REPORTING DATES

                    Cut-Off Date                                                                                     March 31, 2004
                    Determination Date                                                                                April 7, 2004
                    Payment Date                                                                                     April 13, 2004
                    Start Interest Period                                                                          October 30, 2003
                    End Interest Period                                                                              April 12, 2004
                    No of Days in Interest Period                                                                               166
                    Start Calculation Period                                                                       October 30, 2003
                    End Calculation Period                                                                           March 31, 2004
                    No of Days in Calculation Period                                                                            154


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                    SECURITIES ON ISSUE                                                      Amount                       Amount
                                                                                              (US$)                        (A$)

                    Class A Bonds
                    Initial Face Value                                                    1,000,000,000               1,428,571,429
                      Previous Principal Distribution                                                 -                           -
                      Principal Distribution for current calculation period                  79,200,000                 113,142,857
                    Total Principal Distribution to date                                     79,200,000                 113,142,857
                                                                                                                                  -
                    Beginning Principal Amount                                            1,000,000,000               1,428,571,429
        (a)         Ending Principal Amount                                                 920,800,000               1,315,428,571
                    less Unreimbursed Charge-offs                                                     -                           -
                    Beginning Stated Amount                                               1,000,000,000               1,428,571,429
        (a)         Ending Stated Amount                                                    920,800,000               1,315,428,571


                    Class B Bonds
                    Initial Face Value                                                       33,500,000                  47,857,143
                      Previous Principal Distribution                                                 -                           -
                      Principal Distribution for current calculation period                           -                           -
                    Total Principal Distribution to date                                              -                           -
                                                                                                                                  -
                    Beginning Principal Amount                                               33,500,000                  47,857,143
        (a)         Ending Principal Amount                                                  33,500,000                  47,857,143
                    less Unreimbursed Charge-offs                                                     -                           -
                    Beginning Stated Amount                                                  33,500,000                  47,857,143
        (a)         Ending Stated Amount                                                     33,500,000                  47,857,143


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                    INTEREST RATE FOR ACCRUAL PERIOD                                      Libor /          Interest         Interest
                                                                                      Bank Bill Rate        Margin             Rate
                    USD
                    Class A Bonds                                                            na            0.25000               na
                    Class B Bonds                                                            na            0.75000               na

                    AUD
                    Class A Bonds (payable to Currency Swap Provider)                        na             0.4229               na
                    Class B Bonds                                                            na             0.9731               na

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                    DISTRIBUTIONS PAYABLE ON PAYMENT DATE                                        $US                         $A
                    Interest Entitlement:
        (b)              Class A Bonds                                                        6,320,500                  36,351,438
        (b)              Class B Bonds                                                          292,401                   1,358,119
                    Principal Repayment:
        (c)              Class A Bonds                                                       79,200,000                 113,142,857
        (c)              Class B Bonds                                                                -                           -
                    Total:
                         Class A Bonds                                                       85,520,500                 149,494,295
                         Class B Bonds                                                          292,401                   1,358,119

                    Total                                                                    85,812,901                 150,852,414

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                    POOL FACTORS                                                                Last                       Current
                                                                                            Distribution                Distribution
                                                                                                Date                         Date

        (h)         Class A Bonds                                                                1.0000                      0.9208
                    Class B Bonds                                                                1.0000                      1.0000

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        (d)         INCOME COLLECTIONS FOR CALCULATION PERIOD                                                            42,430,786

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                    AVAILABLE AMORTISATION AMOUNT                                                                           $AUD

        (i)         Scheduled Principal Collections                                                                       3,946,558
        (i)         Unscheduled Principal Collections                                                                   176,621,321

                    Gross Principal Collections                                                                         180,567,878

                    less
        (g)         Redraw Advances, Line of Credit Advances and
                    Permitted Further Advances                                                                           66,551,928

        (e)         Net Principal Collections                                                                           114,015,950

                    Application of Cash Reserve and Advances
                    Reserve as Available Amortisation Amount                                                              (873,093)

        (l)         Charge-offs and Unreimbursed Charge-offs                                                                      0

        (f)         Available Amortisation Amount                                                                       113,142,857

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                    PORTFOLIO INFORMATION
                    (based on Loans forming part of the Assets of the Fund as at the last day of the Calculation Period)

        (j)         Aggregate Face Value of Loans                                                                     1,359,063,833
                    Total number of Loans                                                                                     5,345
                    Average Loan Balance                                                                                 254,268.26
                    Weighted Average LVR                                                                                      72.34

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
                    Seasoning                      No of Loans          % by number             Balance         % by balance
                           0 to 6 months                -                  0.00%                              -                0.00%
                          6 to 12 months            4,713                 88.18%                  1,197,470,979               88.11%
                          12 to 18 months             396                  7.41%                    105,000,915                7.73%
                          18 to 24 months             112                  2.10%                     28,270,392                2.08%
                          24 to 36 months              92                  1.72%                     23,602,759                1.74%
                          36 to 48 months               6                  0.11%                      1,494,304                0.11%
                          48 to 60 months               2                  0.04%                        482,437                0.04%
                            >60 months                 24                  0.45%                      2,742,047                0.20%
                                                    5,345                 100.0%                  1,359,063,833              100.00%

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
        (k)        AGGREGATE LOSS AMOUNT                                                                                        NIL

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        (m)         DELINQUENCY AND LOSSES

                    Delinquency                                                            AUD Amount                         % of
                                                                                            of Loans                          Pool

                    31 - 60 days                                                             13,726,545                       1.01%
                    61 - 90 days                                                              3,700,890                       0.27%
                    90+ days                                                                  3,667,537                       0.27%

                    Losses                                                                                                      AUD

                    Mortgage Insurance claims made                                                                              Nil

                    Mortgage Insurance claims paid                                                                              Nil

                    Mortgage Insurance claims pending                                                                           Nil

                    Mortgage Insurance claims denied                                                                            Nil

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